Exhibit 99.1

Purebase acquires right to access 100M tons of clay for SCM project

IONE, CA – (May 28 2021) – Purebase Corporation (OTCQB:PUBC) (“Purebase” or the “Company”), a diversified resource company, headquartered in Ione, California, announced today that it has entered into an agreement with U.S. Mine LLC to acquire the right to access up to 100M tons of certain raw clay materials. These clay materials will be targeted for use as a supplementary cementitious material (SCM) for use in the production of lower carbon cements.

In consideration for this right to access these raw clay materials, Purebase shall pay $50M to U.S. Mine LLC through delivery of a convertible promissory note.

Purebase’s CEO, Scott Dockter, stated, “Acquiring the rights to this amount of material is the next step towards bringing our SCM products to market, at a time when this country and many other countries are demanding products that will help lower carbon emissions. We believe the demand for greener cements justifies the need for Purebase to obtain the rights to access up to 100M tons of clay materials from US Mine LLC.”

Newbridge Securities Corporation served as a financial advisor on the transaction and The Crone Law Group acted as the Company’s legal counsel.

About Purebase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified resource company that acquires, develops and markets minerals for use in the agriculture, construction and other specialty industries.

Contacts

Emily Tirapelle - Purebase Corporation | emily.tirapelle@purebase.com, and please visit our corporate website and subscribe to our upcoming Newsletter – www.purebase.com/newsletter

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements.” Those statements include statements regarding the intent, belief, or current expectations of Purebase and members of its management team, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov, as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results.